CREDIT AGREEMENT

AMENDMENT NO. 1

THIS CREDIT AGREEMENT AMENDMENT NO. 1 (this “Amendment”), is executed to be effective as of January 31, 2013, by and among T. O ENTERTAINMENT, INC., a Colorado corporation (the “Issuing Borrower”),  T. O ENTERTAINMENT, INC., a Japan corporation, T. O ENTERTAINMENT UNITED KINGDOM LTD, a United Kingdom corporation, T. O ENTERTAINMENT RUS, LLC, a Russia limited liability company, and T. O ENTERTAINMENT SINGAPORE PTE LTD, a Singapore corporation (each of the foregoing, including the Issuing Borrower, hereinafter sometimes individually referred to as a “Borrower” and all such entities sometimes hereinafter collectively referred to as “Borrowers”), and TCA GLOBAL CREDIT MASTER FUND, LP (“Lender”).

RECITALS

Borrowers and Lender entered into a Credit Agreement dated October 31, 2012 and effective as of November 12, 2012 (the “Credit Agreement”), pursuant to which Lender made certain financial accommodations for the benefit of Borrowers as more specifically set forth in the Credit Agreement.

The parties have agreed to amend the Credit Agreement as more specifically set forth herein.

In consideration of the agreement of Lender to amend the Credit Agreement in accordance with the terms of this Amendment, Borrowers have agreed to pay an additional advisory fee to Lender as specified herein.

NOW THEREFORE, in consideration of the foregoing, and in consideration of the mutual covenants and promises hereinafter set forth, it is agreed as follows:

1.Recitals.  The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2.Capitalized Terms.  All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Credit Agreement, except as otherwise specifically set forth herein.  In addition, the other definitional and interpretation provisions of Sections 1.2, 1.3 and 1.4 of the Credit Agreement shall be deemed to apply to all terms and provisions of this Amendment, unless the express context otherwise requires.

3.Conflicts.  In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4.Reserve Amount.  During the period commencing on the date of execution of this Amendment and continuing through March 31, 2013, no portion of any Receipts deposited into the Lock Box Account shall be withheld and applied by Lender to amounts required to establish the Reserve Amount.  Accordingly, during such period, amounts which otherwise would have been withheld and applied by Lender to amounts required to establish the Reserve Amount, shall be available for distribution to Borrowers pursuant to, and in accordance with, the provisions of

Section 2(e) of the Credit Agreement.  Any amounts held by Lender as part of or towards the Reserve Amount as of the date of the execution of this Amendment shall remain with Lender as part of the currently existing Reserve Amount.  The original provisions of the Credit Agreement regarding holding funds as part of a Reserve Amount, shall be applicable to amounts deposited in the Lock Box Account on or after April 1, 2013.

5.Existing Default.  Lender hereby agrees that simultaneous with the execution of this Agreement by Borrowers and Lender, the “default” status of the Credit Agreement resulting from and relating to the written notice of Event of Default issued by Lender to Borrowers on or about December 21, 2012 (the “Existing Default”), shall be deemed to be cured, and the Credit Agreement, as hereby amended, shall, as of the date of execution of this Amendment, be deemed to be in non-default status.

6.

Representations and Warranties.  The Borrowers hereby confirm and affirm that all representations and warranties made by the Borrowers under the Credit Agreement and all other Loan Documents (specifically including under Section 7 of the Credit Agreement) are true, correct and complete as of the date of the Credit Agreement, and hereby confirm and affirm that all such representations and warranties remain true, correct and complete as of the date of this Amendment, and by this reference, the Borrowers do hereby re-make each and every one of such representations and warranties herein as of the date of this Amendment, as if each and every one of such representations and warranties was set forth and re-made in its entirety in this Amendment by the Borrowers, as same may be qualified by revised disclosure schedules attached to this Amendment, if any (if no revised disclosures are attached to this Amendment, then no such revised disclosure schedules shall be deemed to exist or to qualify any of the representations and warranties hereby re-made).

7.

Affirmation.  The Borrowers hereby affirm all of their Obligations to the Lender under all of the Loan Documents and agree and affirm as follows: (i) that as of the date hereof, except for the Existing Default, the Borrowers have performed, satisfied and complied in all material respects with all the covenants, agreements and conditions under each of the Loan Documents to be performed, satisfied or complied with by the Borrowers; (ii) that the Borrowers shall continue to perform each and every covenant, agreement and condition set forth in each of the Loan Documents and this Amendment, and continue to be bound by each and all of the terms and provisions thereof and hereof; (iii) that as of the date hereof, except for the Existing Default, no default or Event of Default has occurred or is continuing under the Credit Agreement or any other Loan Documents, and no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under the Credit Agreement or any other Loan Documents; and (iv) that as of the date hereof, no event, fact, or other set of circumstances has occurred which could reasonably be expected to have a Material Adverse Effect.

8.

Ratification.  The Borrowers hereby acknowledge, represent, warrant and confirm to Lender that: (i) each of the Loan Documents executed by the Borrowers are valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms; (ii) all Obligations of the Borrowers under the Credit Agreement, all other Loan Documents and this Amendment, shall be and continue to be and remain secured by and under the Loan Documents, including the Security Agreement, the Stock Pledge Agreement – TO Japan, the Stock Pledge Agreement – Officers, and all UCC-1 financing statements filed in connection therewith; (iii) there are no defenses, setoffs, counterclaims, cross-actions or equities in favor of the Borrowers, to or against the enforcement of any of the Loan Documents; and (iv) no oral representations, statements, or inducements have been made by Lender, or any agent or representative of Lender, with respect to the Credit Agreement, this Amendment or any other Loan Documents.

9.

Additional Confirmations.  The Borrowers hereby represent, warrant and covenant as follows: (i) that the Lender’s Liens and security interests in all of the “Collateral” (as such term is defined in the Credit Agreement and the Security Agreement) are and remain valid, perfected, first-priority security interests in such Collateral, and the Borrowers have not granted any other Liens or security interests of any nature or kind in favor of any other Person affecting any of such Collateral.

10.

Lender’s Conduct.  As of the date of this Amendment, the Borrowers hereby acknowledge and admit that: (i) the Lender has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the Credit Agreement or any other Loan Documents; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the Credit Agreement or the Loan Documents, except as expressly set forth herein, or in the Credit Agreement and other Loan Documents.

11.

Advisory Fee.  In consideration for agreeing to enter into this Amendment, the Issuing Borrower shall pay to Lender a fee by issuing to Lender one (1) redeemable warrant, giving the Lender the right to purchase, for no additional consideration, one percent (1.0%) of the issued and outstanding common stock of the Issuing Borrower, which warrant shall be in substantially the same form as the Warrants issued under the Credit Agreement (the “Additional Warrant”).  The Additional Warrant shall be redeemed by the Issuing Borrower in accordance with the terms of the Additional Warrant, in twelve (12) equal and consecutive monthly installments of $11,250.00 each, commencing on April 1, 2013, and on the first day of each consecutive calendar month thereafter until the Additional Warrant is redeemed in full.  Failure by the Issuing Borrower to redeem the Additional Warrant (or to make any monthly installment therefor) as hereby provided shall be an Event of Default hereunder and under the other Loan Documents. In addition, Borrowers agree and acknowledge that notwithstanding the termination of the Credit Agreement, or the payment in full of all Obligations, Borrower’s Obligations under the Credit Agreement, and Lender’s Lien on all “Collateral” (as such term is defined in the Credit Agreement and the Security Agreement), shall remain valid and effective and shall not be released or terminated, until all Obligations of the Borrower to Lender are indefeasibly paid in full, including the redemption of all Warrants and the Additional Warrant.

12.

Redefined Terms.  The term “Loan Documents,” as defined in the Credit Agreement and as used in this Amendment, shall be deemed to refer to and include this Amendment and all other documents or instruments executed in connection with this Amendment.  The term “SEC Documents,” as defined in the Credit Agreement, shall be deemed to refer to and include all filings made by the Issuing Borrower with the SEC between the date of the Credit Agreement and the date of this Amendment.

13.

Representations and Warranties of the Borrowers.  The Borrowers hereby make the following representations and warranties to the Lender:

(a)

Authority and Approval of Agreement; Binding Effect.  The execution and delivery by the Borrowers of this Amendment, the Additional Warrant, and all other documents executed and delivered in connection herewith and therewith, and the performance by Borrowers of all of its Obligations hereunder and thereunder, have been duly and validly authorized and approved by the Borrowers and their respective board of directors pursuant to all applicable Laws and no other corporate action or Consent on the part of the Borrowers, its board of directors, stockholders, members, or any other Person is necessary or required by the Borrowers to execute this Amendment, the Additional Warrant, and the documents executed and delivered in connection herewith and therewith, to consummate the transactions contemplated herein and therein, or perform all of the Borrowers’ Obligations hereunder and thereunder.  This Amendment, the Additional Warrant and each of the documents executed and delivered in connection herewith and therewith have been duly and validly executed by the Borrowers (and the officer or other authorized signatory executing this Amendment and all such other documents for each of the Borrowers is duly authorized to act and execute same on behalf of the Borrowers) and constitute the valid and legally binding agreements of the Borrowers, enforceable against the Borrowers in accordance with their respective terms.

14.

Indemnification.  Each of the Borrowers, jointly and severally, hereby indemnifies and holds the Lender Indemnified Parties, and each of them, harmless from and against any and all Claims payable by any of the Lender Indemnified Parties to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable Law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to any matters relating to this Amendment.

15.

Release.  As a material inducement for Lender to enter into this Amendment, each of the Borrowers does hereby release, waive, discharge, covenants not to sue, acquit, satisfy and forever discharges each of the Lender Indemnified Parties and their respective successors and assigns, from any and all Claims whatsoever in law or in equity which any Borrower ever had, now has, or which any successor or assign of any Borrower hereafter can, shall or may have against any of the Lender Indemnified Parties, for, upon or by reason of any matter, cause or thing whatsoever related to the Credit Agreement, this Amendment or any other Loan Documents, through the date hereof.  Each of the Borrowers further expressly agrees that the foregoing release and waiver agreement is intended to be as broad and inclusive as permitted by the laws governing the Credit Agreement. In addition to, and without limiting the generality of foregoing, each of the Borrowers further covenants with and warrants unto the Lender and each of the other Lender Indemnified Parties, that as of the date hereof, there exists no claims, counterclaims, defenses, objections, offsets or other Claims against Lender or any other Lender Indemnified Party, or the obligation of the Borrowers to comply with the terms and provisions of the Credit Agreement, this Amendment and all other Loan Documents.

16.

Effect on Agreement and Loan Documents.  Except as expressly amended by this Amendment, all of the terms and provisions of the Credit Agreement and the Loan Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

17.

Waiver.  Except for the Existing Default, which is subject to Section 5 above, this Amendment shall not be deemed or construed in any manner as a waiver by the Lender of any Claims, defaults, Events of Default, breaches or misrepresentations by the Borrowers under the Credit Agreement, any other Loan Documents, or any of Lender’s rights or remedies in connection therewith.

18.

Execution.  This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

19.Fees and Expenses.  The Borrowers agree to pay to the Lender or its counsel a legal fee equal to One Thousand Five Hundred and No/100 Dollars ($1,500.00) for the preparation, negotiation and execution of this Amendment and all other documents in connection herewith, which fee shall be due and payable by the Borrowers upon execution of this Amendment, as a condition precedent to the effectiveness of this Amendment.

[Signatures on the following page]

IN WITNESS WHEREOF, this Credit Agreement Amendment No. 1 is executed by the parties as of the date or dates specified below, to be effective as of January 31, 2013.

BORROWERS:

T. O ENTERTAINMENT, INC., a Colorado corporation		T. O ENTERTAINMENT, INC., a Japan corporation

By:	/s/Takeichi Honda	By:	/s/Takeichi Honda
Name:	Takeichi Honda	Name:	Takeichi Honda
Title:	Chief Executive Officer	Title:	Chief Executive Officer
Date:	January 29, 2013	Date:	January 29, 2013

T. O ENTERTAINMENT UNITED KINGDOM LTD, a United Kingdom corporation		T. O ENTERTAINMENT RUS, LLC, a Russia limited liability company

By:	/s/Takeichi Honda	By:	/s/Takeichi Honda
Name:	Takeichi Honda	Name:	Takeichi Honda
Title:	Director	Title:	Founder
Date:	January 29, 2013	Date:	January 29, 2013

T. O ENTERTAINMENT SINGAPORE PTE LTD, a Singapore corporation

By:	/s/Takeichi Honda
Name:	Takeichi Honda
Title:	Director
Date:	January 29, 2013

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP
By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:	/s/ Robert Press
Robert Press, Director
Date:	January 30, 2013